UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2015

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip Code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On June 8, 2015, Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“Tribute”), entered into an Agreement and Plan of Merger and Arrangement (the “Merger Agreement”) among POZEN Inc., a Delaware corporation (“Pozen”), Aguono Limited, a private limited company incorporated in Ireland (which, prior to the Merger Effective Time, as defined in the Merger Agreement, shall be renamed Aralez Pharmaceuticals plc) (“Parent”), Trafwell Limited, a private limited company incorporated in Ireland (“Ltd2”), ARLZ US Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Parent (“US Merger Sub”), and ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of Parent (“Can Merger Sub”).

The Merger Agreement provides for, among other things, a business combination whereby US Merger Sub will be merged with and into Pozen (the “Merger”). As a result of the Merger, the separate corporate existence of US Merger Sub will cease and Pozen will continue as the surviving corporation.  On the date of the closing of the Merger, Pozen will become an indirect wholly owned subsidiary of Parent.  In accordance with the Merger Agreement, Can Merger Sub will offer to and acquire all of the outstanding shares of Tribute in the manner provided for by the Merger Agreement (the “Arrangement”).  Upon completion of the Arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent.  The Boards of Directors of each of Pozen, Tribute, Parent, US Merger Sub, and Can Merger Sub  have unanimously approved the Merger Agreement, determined that the Merger and the Arrangement, upon the terms and subject to the conditions set forth in the Merger Agreement, are in the best interests of Pozen, Tribute, Parent, US Merger Sub, or Can Merger Sub, as applicable, and their respective stockholders, and have declared the advisability of the Merger and the Arrangement and the execution of the Merger Agreement.

Upon consummation of the Merger and the Arrangement, each outstanding share of Pozen common stock will be converted into the right to receive from Parent or US Merger Sub one fully paid and non-assessable ordinary share of Parent, $0.001 nominal value per share (each, a “Parent Share” and collectively, the “Parent Shares”), and each outstanding share of Tribute common stock will be converted into the right to receive from Parent or Can Merger Sub 0.1455 fully paid and non-assessable Parent Shares.

Upon completion of the Merger and the Arrangement, Pozen stockholders will own approximately 66% of the outstanding Parent Shares, and current Tribute shareholders will own approximately 34% of the outstanding Parent Shares before giving effect to (i) any exercise of outstanding options and warrants or the vesting and delivery of shares underlying restricted stock units of either company and (ii) the ordinary shares of Parent to be issued to new investors pursuant to the Subscription Agreement (defined below) and the ordinary shares of Parent issuable upon conversion of the Convertible Notes to be issued pursuant to the Facility Agreement (defined below).

The completion of the Merger and the Arrangement is subject to the approval of stockholders of each of Pozen and Tribute, respectively. In addition, the Merger and the Arrangement are subject to other customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of approval under Canada’s Competition Act (to the extent required under applicable law), (ii) the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form S-4 to be filed with the SEC registering the Parent Shares to be issued in connection with the Merger, (iii) the approval of the listing on the NASDAQ Stock Market LLC and the Toronto Stock Exchange of the Parent Shares to be issued in connection with the Merger and the Arrangement, and (iv) the conditions to closing the equity and debt financings described in the preceding paragraph having been met or waived.

The obligation of each party to the Merger Agreement to close the Merger and the Arrangement is also subject to the continued (i) accuracy of the representations and warranties made and (ii) compliance with the covenants agreed to by the other party to the Merger Agreement, in each case, subject to certain materiality standards as set forth in the Merger Agreement. Furthermore, each party’s obligation to close the Merger and the Arrangement is subject to the absence of certain legal restraints and the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the other party since the date of the Merger Agreement.

The parties’ obligation to close the Merger and Arrangement is also subject to additional closing conditions, including (i) receipt by Pozen of an opinion addressed to Pozen and Parent dated as of the Closing Date to the effect that Section 7874 of the Code (or any other U.S. Tax law), existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance should not apply so as to cause Parent to be treated as a domestic corporation for U.S. federal income tax purposes from and after the Closing Date, and (ii) there shall have been no change in applicable law (whether or not such change in law is yet effective) with respect to Section 7874 of the Code (or any other U.S. Tax Law) that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause Parent to be treated as a United States domestic corporation for U.S. federal income tax purposes.

Pozen and Tribute have each agreed to customary representations, warranties and covenants in the Merger Agreement. Among them, both Pozen and Tribute have agreed (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and the Arrangement and (ii) not to solicit alternative transactions or, except in limited circumstances to permit Pozen’s and Tribute’s respective Boards of Directors to comply with their respective fiduciary duties, participate in any discussions or negotiations or furnish to third parties any information with respect thereto.

The Merger Agreement contains certain termination rights for both Pozen and Tribute, including in the event that the Merger and the Arrangement is not consummated by January 31, 2016, or if the requisite stockholder and shareholder approvals are not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Pozen or Tribute as a result of an adverse change in the recommendation of the other party’s Board of Directors, Pozen may be required to pay Tribute a termination fee of $3.5 million or Tribute may be required to pay Pozen a termination fee of $3.5 million, as applicable. The Merger Agreement provides for the payment of a reduced termination fee of $1.75 million from Pozen to Tribute in the event that the Merger Agreement is terminated by Tribute due to a change in applicable tax law that would have a Material Adverse Effect on Pozen.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms used above without definition have the meanings given such terms in the Merger Agreement.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of such document. They are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries, affiliates or equity holders. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Tribute. Accordingly, investors should read the representations and warranties in such documents not in isolation but only in conjunction with the other information about Tribute that it includes in reports, statements and other filings it makes with the SEC.

Support Agreements

Certain shareholders of Tribute (the “Specified Shareholders”) holding, in the aggregate, approximately 25.26% of the outstanding shares of Tribute common stock have entered into Support Agreements with Parent (the “Tribute Support Agreements”) concurrently with the execution of the Merger Agreement, providing that the Specified Shareholders, upon the terms and subject to the conditions set forth therein, (a) will vote their shares of Tribute common stock in favor of the Merger and the Arrangement and against any competing transaction that may be proposed and (b) will not sell or otherwise transfer their shares, except in connection with the Merger and Arrangement.

The form of the Tribute Support Agreements is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Tribute Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Tribute Support Agreements.

Debt Facility Agreement

On June 8, 2015, a Debt Facility Agreement (the “Facility Agreement”) among the Parent (or a wholly-owned subsidiary of the Parent, depending on whether certain conditions of the Facility Agreement occur) (the “Borrower”), Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”), and the other lender parties thereto (together with Deerfield Private Design, Deerfield International, and Deerfield Partners, the “Lenders”) was executed.

Pursuant to the Facility Agreement, the Borrower shall borrow from the Lenders up to an aggregate principle amount of $275 million, of which (i) $75 million will be in the form of a 2.5% senior secured convertible promissory note due six years from issuance and convertible into Parent Shares at a conversion price of $9.54 per share (the “Convertible Notes”), issued and sold by Borrower to Deerfield Private Design or its registered assigns, upon the terms and conditions of the Facility Agreement, and (ii) up to an aggregate principal amount of $200 million, which will be made available for Permitted Acquisitions (as defined in the Facility Agreement), will be in the form of Secured Promissory Notes issued and sold by the Borrower to the Lenders (the “Acquisition Notes”), evidencing the Acquisition Loans, upon the terms and conditions and subject to the limitations set forth in the Acquisition Notes, all subject to the terms and conditions of the Facility Agreement.

A copy of the Facility Agreement, including the form of Convertible Note, is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement. Capitalized terms used above without definition have the meanings given such terms in the Facility Agreement.  In connection with the Facility Agreement, on June 8, 2015, the Lenders and Parent also entered into a Registration Rights Agreement with regard to the Parent Shares issued or issuable upon conversion of or pursuant to the Convertible Notes.

Share Subscription Agreement

On June 8, 2015, Tribute executed a Share Subscription Agreement (the “Subscription Agreement”) by and among Pozen, QLT Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Purchaser”), Tribute, Parent, and the following investors thereto: Deerfield Private Design; Deerfield International; Deerfield Partners; EoR1 Capital Fund, L.P.; EcoR1 Capital Fund Qualified, L.P.;  Broadfin Healthcare Master Fund, Ltd; JW Partners, LP; and JW Opportunities Fund, LLC  (each, an “Investor” and together, the “Investors”).  Pursuant to the Subscription Agreement, Parent will sell to Purchaser and the Investors up to $75 million of the Parent Shares in a private placement at a purchase price of $7.20 per Parent Share.  The Subscription Agreement provides that Pozen shall prepare and cause to be filed with the SEC two registration statements on Form S-3 or such form as may be required to effect a registration of the Parent Shares issued under the Subscription Agreement within 60 days of the date of the signing of the Subscription Agreement and for certain other registration rights for each of Purchaser and the Investors under the Securities Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement. Capitalized terms used above without definition have the meanings given such terms in the Subscription Agreement.

Additional Information and Where to Find It

In connection with the proposed transaction, Parent, POZEN and Tribute will be filing documents with the SEC, including a Registration Statement on Form S-4 filed by Parent that will include the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to POZEN stockholders in connection with the proposed transaction.  It is expected that shares of Parent to be issued by Parent to Tribute shareholders will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.  Upon receipt of an interim court order in respect of the plan of arrangement, Tribute will be mailing an Information Circular to its shareholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS AS WELL AS THE INFORMATION CIRCULAR WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov. Investors and security holders will be able to obtain free copies of the Information Circular and other documents filed by Tribute on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com. Investors and security holders may obtain free copies of the documents filed by POZEN with the SEC on POZEN’s website at www.POZEN.com under the heading “Investors” and then under the heading “SEC Filings” and free copies of the documents filed by Tribute with the SEC on Tribute’s website at www.tributepharma.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in the Solicitation

POZEN and Tribute and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of POZEN and shareholders of Tribute in connection with the proposed transaction. Information regarding the special interests, if any, of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus and Information Circular described above.  Additional information regarding the directors and executive officers of POZEN and Tribute is contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2014 filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This report contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the anticipated consummation of the business combination transaction among Parent, POZEN and Tribute and the timing and benefits thereof, the anticipated equity and debt financings and the closings thereof, the combined company's strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and management structure, the proposed listing on the NASDAQ and TSX and other statements that are not historical facts. These forward-looking statements are based on POZEN's and Tribute’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties' ability to complete the combination and financings on the proposed terms and schedule; the parties' ability to close the capital investment on the proposed terms and schedule; the combined company meeting the listing on the NASDAQ and TSX; risk that Parent may be taxed as a U.S. resident corporation; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company's shares could decline, as well as other risks related to POZEN's and Tribute’s business, including POZEN's inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALATM in a timely and cost-effective manner, the parties’ failure to successfully commercialize their product candidates; costs and delays in the development and/or FDA approval of the parties' product candidates (including YOSPRALATM), including as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of POZEN’s product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from POZEN’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including its dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO®, POZEN’s dependence on Patheon for the manufacture of YOSPRALATM 81/40 and YOSPRALATM 325/40 ; the ability of the parties to protect their intellectual property and defend their patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in POZEN's SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015 and in Tribute’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015. POZEN and Tribute undertake no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in their expectations.

Item 9.01.	Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, among Pozen, Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub.*
10.1	Form of Tribute Support Agreement
10.2	Facility Agreement, dated as of June 8, 2015, among the Borrower, Pozen, and the Lenders.
10.3	Share Subscription Agreement, dated as of June 8, 2015, among Tribute, Pozen, Purchaser, Parent and the Investors.
*Certain disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tribute hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: June 12, 2015	By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, among Pozen, Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub.*
10.1	Form of Tribute Support Agreement
10.2	Facility Agreement, dated as of June 8, 2015, among the Borrower, Pozen, and the Lenders.
10.3	Share Subscription Agreement, dated as of June 8, 2015, among Tribute, Pozen, Purchaser, Parent and the Investors.
*Certain disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tribute hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.